Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-202679) of Infinera Corporation of our report dated June 6, 2015 relating to the financial statements of Transmode AB, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers AB

/s/ PricewaterhouseCoopers AB

Stockholm, Sweden
July 9, 2015